UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 28, 2009

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2009, the Board of Directors (the “Board”) of Owens-Illinois, Inc. (the “Company”) approved the Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”) to adopt a majority vote standard for the election of directors in uncontested elections.  The Amended Bylaws will become effective on the day immediately following the date of the 2009 annual meeting of the stockholders of the Company.  The Amended Bylaws require that a nominee director must receive a greater number of votes “for” than votes “against” to be elected to the Board in an uncontested election.

Previously, in all elections of directors, directors were elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote in such elections.

The description in this Current Report of the Amended Bylaws is not intended to be a complete description thereof. The description is qualified in its entirety by the full text of the Amended Bylaws which is attached as an exhibit to and incorporated by reference in this Current Report.

Item 9.01.                                          Financial Statements and Exhibits

 (d)                                                                               Exhibits.

Exhibit No.	Description

3.1	Owens-Illinois, Inc. Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: March 3, 2009	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Owens-Illinois, Inc. Second Amended and Restated Bylaws